Kurt D. Saliger, Certified Public Accountant
                          5000 West Oakey Boulevard
                                 Suite A-4
                          Las Vegas, Nevada 89146

July 31, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         Re:  Rocky Mountain Power Company 1999
              Incentive Compensation Program

Ladies and Gentlemen:

As certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated July 31, 1999 in Rocky Mountain Power Company's Form
S-8, and to all references to our Firm included in this registration statement.

Sincerely,

By:/s/ Kurt D. Saliger
   Kurt D. Saliger, Certified Public Accountant